UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 8, 2013
CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Corporate Office Properties Trust (the “Registrant”) and its subsidiary, Corporate Office Properties, L.P. (the “Operating Partnership”) have adopted an Executive Change in Control and Severance Plan (the “Plan”). On March 8, 2013, as described further below, the Registrant and the Operating Partnership entered into a Letter Agreement (the “Letter Agreement”) with Roger A. Waesche, Jr., the Registrant’s President and Chief Executive Officer, pursuant to which Mr. Waesche will participate in the Plan effective July 1, 2013.

Under the Plan, each executive selected to participate will be entitled to receive the following payments and benefits in the event the executive is terminated for any reason other than death, disability or for “cause,” as defined in the Plan, or is “Constructively Discharged,” as defined in the Plan: (1) a severance payment equal to a specified severance multiple multiplied by the sum of the executive’s annual base salary plus the average of the executive’s annual cash performance bonuses for the last three years; (2) a pro-rated annual cash performance bonus for the year of termination through the date of termination based on the amount of the executive’s target annual cash performance bonus for that year; (3) full vesting of equity awards subject to a time-based vesting schedule (with vesting of equity awards subject to performance-based vesting conditions to remain governed by the terms of the applicable award agreement); (4) the right to exercise existing stock options for up to 18 months following termination; and (5) continuing coverage under the Operating Partnership’s group medical, dental and vision plans for 12 months following termination unless such benefits are available to the executive through another group plan. If any payments and benefits to be paid or provided to an executive, whether pursuant to the Plan or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the executive’s payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

An executive’s receipt of payments and benefits under the Plan will be conditioned upon the executive’s execution of a general release of claims in favor of the Registrant and the Operating Partnership. In addition, in order to participate in the Plan, an executive must agree to comply with non-competition and non-solicitation covenants while the executive is employed and for 12 months thereafter and confidentiality and non-disparagement covenants. The Registrant and the Operating Partnership may amend or terminate the Plan at any time; provided that executives’ rights to payments and benefits upon a termination in connection with or within 12 months after a “Change in Control,” as defined in the Plan, may not be adversely affected by an amendment or termination occurring within 12 months before or after the Change in Control.

Consistent with the Registrant’s and the Operating Partnership’s intended use of the Plan, on March 8, 2013, the Registrant and the Operating Partnership entered into the Letter Agreement with Roger A. Waesche, Jr., the Registrant’s President and Chief Executive Officer, pursuant to which Mr. Waesche will participate in the Plan effective July 1, 2013 and Mr. Waesche’s existing employment agreement with the Registrant and the Operating Partnership will expire on June 30, 2013 at the end of its current term. Pursuant to the Letter Agreement, Mr. Waesche’s severance multiple under the Plan will be 2.0 or, in the event of a termination in connection with, or within 12 months after, a Change in Control, 2.99.

The description set forth above is only a summary of the Plan and the Letter Agreement and is qualified in its entirety by reference to the full Plan and Letter Agreement, which are filed herewith as Exhibits 99.1 and 99.2.

Item 9.01    Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired
None
(b)    Pro Forma Financial Information
None
(c)    Shell Company Transactions
None
(d)    Exhibits

Exhibit Number	Exhibit Title
99.1	Corporate Office Properties Trust and Corporate Office Properties, L.P. Executive Change in Control and Severance Plan
99.2	Letter Agreement, dated March 8, 2013, between Corporate Office Properties Trust, Corporate Office Properties, L.P., and Roger A. Waesche, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 13, 2013

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Corporate Office Properties Trust and Corporate Office Properties, L.P. Executive Change in Control and Severance Plan
99.2	Letter Agreement, dated March 8, 2013, between Corporate Office Properties Trust, Corporate Office Properties, L.P., and Roger A. Waesche, Jr.